UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

Financial Updates as of October 31, 2017
As of October 31, 2017, OM Asset Management plc's (the "Company's") assets under management ("AUM") were $237.9 billion, an increase of $2.0 billion, or 0.8%, as compared to its AUM as of September 30, 2017. For the month ended October 31, 2017, the Company's net client cash flows were $(1.0) billion and the annualized revenue impact of net client cash flows was $0.7 million. As of October 31, 2017, the percentage of the Company's products outperforming their investment benchmarks on a revenue-weighted basis over the one-, three-, and five-year periods was estimated to be 66%, 72% and 81%, respectively. As of October 31, 2017, the percentage of the Company's products outperforming their investment benchmarks on an equal-weighted basis over one-, three-, and five-year periods was estimated to be 66%, 70% and 79%, respectively. As of October 31, 2017, the percentage of the Company's products outperforming their investment benchmarks on an asset-weighted basis over one-, three-, and five-year periods was estimated to be 56%, 68% and 72%, respectively.
The information in this Item 2.02 and the information in Item 7.01 to this Current Report on Form 8-K is being furnished in accordance with Item 2.02 and Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

ITEM 7.01	Regulation FD Disclosure.

The information disclosed in Item 2.02 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 14, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer